POWER OF ATTORNEY

         Each director and/or officer of Sonics & Materials, Inc. whose signature appears below hereby appoints Lauren H. Soloff as his or her attorney-in-fact with like authority to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments to registration statement no. 33-96414 and other documents and to take such other action as such attorney-in-fact may deem necessary or appropriate in connection with such registration statement, including filings with state securities commissions.

         In witness whereof, the undersigned has duly executed this power of attorney on the 8th day of January, 1997.


    /s/ Robert S. Soloff                        Chairman, President,
    ---------------------------                 Treasurer, Chief
    Robert S. Soloff                            Executive Officer, and
                                                Chief Financial Officer

    /s/ Carole Soloff                           Director
    ---------------------------
    Carole Soloff


    /s/ Jack T. Tyransky                        Director
    ---------------------------
    Jack T. Tyransky


    /s/ Alan Broadwin                           Director
    ---------------------------
    Alan Broadwin


    /s/ Stephen J. Drescher                     Director
    ---------------------------
    Stephen J. Drescher


    /s/ Christopher S. Andrade                  Accounting Manager,
    ---------------------------                 Principal Accounting
    Christopher S. Andrade                      Officer